UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 6, 2016 (May 6, 2016)

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania, 18195-1501

(Address of principal executive offices)

Registrant’s telephone number, including area code: (610) 481-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 6, 2016, Air Products and Chemicals, Inc. (“Air Products”) entered into a Purchase Agreement (the “Purchase Agreement”) with Evonik Industries AG (“Evonik”). Subject to the terms and conditions of the Purchase Agreement, Evonik has agreed to purchase certain subsidiaries and assets comprising the Performance Materials division of Air Products’ Materials Technologies segment (the “PMD Business”) for $3.8 billion in cash and the assumption of certain liabilities of the PMD Business (the “Transaction”). The purchase price is subject to certain adjustments pursuant to the Purchase Agreement.

The Purchase Agreement contains various representations, warranties and covenants by each party, including, among others, covenants with respect to the conduct of the PMD Business by Air Products during the period between the execution of the Purchase Agreement and the completion of the Transaction (the “Closing”). In addition, for a two-year period following the Closing, subject to certain exceptions, Air Products and its controlled affiliates will not engage in certain activities that compete with the PMD Business. Further, for an eighteen-month period following the Closing, Air Products and its controlled affiliates will be subject to certain non-solicitation and non-hire provisions relating to the PMD Business.

The Transaction is subject to certain closing conditions including, among others, (1) the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of required clearances from certain other governmental antitrust authorities, (2) the absence of any statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order prohibiting or restricting the consummation of the Transaction, (3) the completion of certain IT separation activities and (4) in the case of Evonik’s obligation to close, the receipt by Air Products of certain third-party approvals. Each party’s obligation to consummate the Transaction is also subject to (1) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to certain materiality qualifiers) and (2) the other party’s performance and compliance in all material respects with its obligations and covenants under the Purchase Agreement.

Air Products and Evonik have agreed to use their respective reasonable best efforts to cause the Transaction to be consummated. In furtherance of this obligation, Evonik has agreed to take certain actions to obtain the required antitrust approvals and remove any impediments to consummating the Transaction.

Either party has the right to terminate the Purchase Agreement under certain circumstances. Those circumstances include, but are not limited to, (1) material breach by either party that has not been cured, if curable, within 30 days after notice, (2) mutual consent, (3) failure to consummate the Transaction by May 6, 2017 (the “Outside Date”), which Outside Date is subject to extension by either party for an additional three months if all conditions except for the receipt of antitrust approvals are satisfied, or (4) on account of action by a governmental authority that restrains, enjoins or otherwise prohibits any material portion of the transactions contemplated by the Purchase Agreement.

Evonik is required to pay Air Products a termination fee of $190 million if the Purchase Agreement is terminated (1) by either party as a result of any antitrust-related final, nonappealable order or injunction prohibiting the closing; (2) by Air Products as a result of material breach by Evonik of its antitrust-related covenants such that the antitrust-related condition is incapable of being satisfied; or (3) by either party as a result of the closing failing to occur on or before the Outside Date, as it may be extended, if such delay is due to an injunction with respect to a regulatory law or failure to obtain the required antitrust approvals.

Each of Air Products and Evonik has agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. Further, Air Products has agreed to indemnify Evonik for certain environmental liabilities related to the PMD Business, subject to certain limitations. In connection with the Transaction, Air Products and Evonik (or entities that it will acquire in the Transaction) also will enter into certain additional ancillary agreements including, among others, a transition services agreement, leases and other agreements with respect to sites that will be owned by Air Products and leased to Evonik following the Transaction, and certain other commercial agreements.

A copy of the Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding Air Products or its business as of the date of the Purchase Agreement or as of any other date.

Item 7.01	Regulation FD Disclosure

On May 6, 2016, Air Products issued a press release announcing their entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits:

2.1	Purchase Agreement, dated as of May 6, 2016, by and between Air Products and Chemicals, Inc. and Evonik Industries AG*

99.1	Press Release dated May 6, 2016

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Air Products and Chemicals, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR PRODUCTS AND CHEMICALS, INC.
(Registrant)

/s/ John D. Stanley
John D. Stanley
Senior Vice President, General Counsel and Chief Administrative Officer

May 6, 2016

Exhibit Index

Exhibit No.	Exhibit

2.1	Purchase Agreement, dated as of May 6, 2016, by and between Air Products and Chemicals, Inc. and Evonik Industries AG*

99.1	Press Release dated May 6, 2016

*	Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Air Products and Chemicals, Inc. hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

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